UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 27, 2026
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 27, 2026, the Board of Directors of PetMed Express, Inc. (the “Company”) approved an amendment to the PetMed Express, Inc. 2024 Inducement Incentive Plan (the “Inducement Plan”) to increase the number of shares reserved for issuance under the Inducement Plan by 500,000 shares, resulting in an aggregate of 850,000 total shares reserved for issuance under the Inducement Plan. The 500,000-share increase is equal to the 250,000 shares of restricted stock plus 250,000 performance share units that the Company agreed to grant to Jeffrey Allen Willard, the Company’s new Chief Executive Officer, under the terms of his employment agreement on or after his start date of September 28, 2026, as described in the Current Report on Form 8-K filed by the Company on September 17, 2026. The amendment to the Inducement Plan was adopted by amended and restating the Inducement Plan as of September 27, 2026 (the “Amended and Restated Inducement Plan”). Other than the 500,000-share increase in the number of shares reserved for issuance under the Inducement Plan, no further changes or amendments were made to the original Inducement Plan by the Amended and Restated Inducement Plan.

The Inducement Plan, as amended and restated, provides for the grant of equity-based awards, including restricted stock, restricted stock units, performance share units, non-statutory stock options, and stock appreciation rights, and its terms are substantially similar to the Company’s 2024 Omnibus Incentive Plan, as amended, but with such other terms and conditions intended to comply with the Nasdaq inducement award exception. In accordance with the Nasdaq Listing Rules, awards under the Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company (or following such individuals’ bona fide period of non-employment with the Company), as an inducement material to the individuals’ entry into employment with the Company.

A copy of the Amended and Restated Inducement Plan is attached as Exhibit 10.1 hereto and incorporated by reference herein. The above description of the Amended and Restated Inducement Plan does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	PetMed Express, Inc. 2024 Inducement Incentive Plan, as amended and restated effective September 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 28, 2026

PETMED EXPRESS, INC.
By:	/s/ Robert Lawsky
Name:	Robert Lawsky
Title:	General Counsel
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